NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Thomas A. King
Mayfield Village, Ohio 44143	(440)395-2260
http://www.progressive.com

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO — November 11, 2004 — The Progressive Corporation today reported the following results for October 2004:

(millions, except per share amounts)	October	October
	2004	2003	Change
Net premiums written	$1,279.8	$1,169.6	9%
Net premiums earned	1,275.2	1,165.1	9%
Net income	140.2	145.7	(4)%
Per share	.66	.66	—%
Combined ratio	87.0	84.7	(2.3	)pts.

See the “Income Statement” for further month and year-to-date information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing directors’ and officers’ liability insurance and managing the Company’s run-off businesses. See “Supplemental Information” for the month and year-to-date results.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
October 2004
(millions – except per share amounts)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Direct premiums written	$1,298.6

Net premiums written	$1,279.8

Revenues:
Net premiums earned	$1,275.2
Investment income	37.7
Net realized gains (losses) on securities	14.2
Service revenues	3.9

Total revenues	1,331.0

Expenses:
Losses and loss adjustment expenses	854.4	Includes $19.2 million, 1.5 loss ratio points, of catastrophic losses, primarily related to the August and September hurricanes.
Policy acquisition costs	137.3
Other underwriting expenses	117.7
Investment expenses	1.6	Includes $.7 million related to the Company’s Dutch auction tender offer for its Common Shares, which was settled during the month.
Service expenses	2.3
Interest expense	6.7

Total expenses	1,120.0

Income before income taxes	211.0
Provision for income taxes	70.8

Net income	$140.2

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	210.4	Reflects the weighted average impact of the shares repurchased during October pursuant to the Dutch auction tender offer.

Per share	$.67

Diluted:
Average shares outstanding	210.4
Net effect of dilutive stock-based compensation	3.2

Total equivalent shares	213.6

Per share	$.66

[1] See the Monthly Commentary at the end of this release for additional discussion. Also see Note 1 to the Company’s 2003 audited consolidated financial statements included in the Company’s 2003 Annual Report, which can be found at progressive.com/annualreport, for a description of the Company’s reporting and accounting policies.

The following table sets forth the total return on investments for the month:

Fully taxable equivalent total return:
Fixed income securities	.6%
Common stocks	1.6%
Total portfolio	.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
October 2004 Year-to-Date
(millions – except per share amounts)
(unaudited)

	Year-to-Date		%
	2004	2003	Change
Direct premiums written	$11,571.9	$10,407.7	11

Net premiums written	$11,305.6	$10,176.6	11

Revenues:
Net premiums earned	$10,880.4	$9,466.1	15
Investment income	402.1	381.9	5
Net realized gains (losses) on securities	94.2	25.9	264
Service revenues	40.5	34.3	18
Other income[1]	—	31.0	NM

Total revenues	11,417.2	9,939.2	15

Expenses:
Losses and loss adjustment expenses	7,078.9	6,395.5	11
Policy acquisition costs	1,173.1	1,043.5	12
Other underwriting expenses	1,021.8	836.6	22
Investment expenses	12.0	9.6	25
Service expenses	20.3	21.9	(7)
Interest expense	67.0	79.8	(16)

Total expenses	9,373.1	8,386.9	12

Income before income taxes	2,044.1	1,552.3	32
Provision for income taxes	668.7	509.0	31

Net income	$1,375.4	$1,043.3	32

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	215.6	217.4	(1)

Per share	$6.38	$4.80	33

Diluted:
Average shares outstanding	215.6	217.4	(1)
Net effect of dilutive stock-based compensation	3.4	3.6	(6)

Total equivalent shares	219.0	221.0	(1)

Per share	$6.28	$4.72	33

NM = Not Meaningful

1 Amount represents estimated interest earned through October 2003 on an income tax refund the Company received in 2004.

The following table sets forth the total return on investments for the year-to-date period:

	2004	2003
Fully taxable equivalent total return:
Fixed income securities	4.0%	4.1%
Common stocks	3.0%	21.4%
Total portfolio	3.9%	6.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
October 2004
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total
Net Premiums Written	$749.2	$360.4	$1,109.6	$167.7	$2.5	$1,279.8
% Growth in NPW	6%	12%	8%	21%	(11)%	9%
Net Premiums Earned	$759.3	$362.7	$1,122.0	$150.5	$2.7	$1,275.2
% Growth in NPE	7%	13%	9%	17%	(27)%	9%

GAAP Ratios
Loss/LAE ratio	66.8	68.6	67.4	64.5	47.5	67.0
Expense ratio	20.3	19.4	20.0	19.1	62.4	20.0

Combined ratio	87.1	88.0	87.4	83.6	109.9	87.0

Actuarial Adjustments[1]
Reserve Decrease/(Increase)
Prior accident years						$7.0
Current accident year						9.8

Calendar year actuarial adjustment	$12.6	$6.6	$19.2	$(2.2)	$(.2)	$16.8

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$7.0
All other development						1.5

Total development						$8.5

Calendar year loss/LAE ratio						67.0

Accident year loss/LAE ratio						67.7

Statutory Ratios
Loss/LAE ratio						67.2
Expense ratio						19.3

Combined ratio						86.5

1 Represents adjustments solely based on the Company’s corporate actuarial review.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
October 2004 Year-to-Date
($ in millions)
(unaudited)

Year-to-Date
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total
Net Premiums Written	$6,716.7	$3,207.8	$9,924.5	$1,359.5	$21.6	$11,305.6
% Growth in NPW	9%	15%	11%	17%	(56)%	11%
Net Premiums Earned	$6,535.8	$3,064.3	$9,600.1	$1,251.7	$28.6	$10,880.4
% Growth in NPE	13%	19%	14%	23%	(50)%	15%

GAAP Ratios
Loss/LAE ratio	65.9	65.2	65.7	60.6	55.9	65.0
Expense ratio	20.1	20.4	20.2	19.1	47.8	20.2

Combined ratio	86.0	85.6	85.9	79.7	103.7	85.2

Actuarial Adjustments[1]
Reserve Decrease/(Increase)
Prior accident years						$38.1
Current accident year						(15.0)

Calendar year actuarial adjustment	$17.9	$7.9	$25.8	$(2.5)	$(.2)	$23.1

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$38.1
All other development						45.8

Total development						$83.9

Calendar year loss/LAE ratio						65.0

Accident year loss/LAE ratio						65.8

Statutory Ratios
Loss/LAE ratio						65.2
Expense ratio						19.4

Combined ratio						84.6

Statutory surplus						$4,848.0

Policies in Force	October	October
(in thousands)	2004	2003	Change
Agency – Auto	4,265	3,939	8%
Direct – Auto	2,071	1,818	14%
Other Personal Lines[2]	2,356	1,991	18%

Total Personal Lines	8,692	7,748	12%

Commercial Auto Business	418	361	16%

1 Represents adjustments solely based on the Company’s corporate actuarial review.

2 Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions– except per share amounts)
(unaudited)

October
2004
CONDENSED GAAP BALANCE SHEET:[1]
Investments -
Available-for-sale:
Fixed maturities, at market (amortized cost: $8,976.1)	$9,142.9
Equity securities, at market:
Preferred stocks (cost: $723.3)	747.5
Common equities (cost: $1,310.5)	1,709.8
Short-term investments, at amortized cost (market: $1,547.7)	1,547.7

Total investments[2]	13,147.9
Net premiums receivable	2,395.5
Deferred acquisition costs	461.2
Other assets	1,299.0

Total assets	$17,303.6

Unearned premiums	$4,327.6
Loss and loss adjustment expense reserves	5,190.9
Other liabilities[2]	1,675.9
Debt	1,290.2
Shareholders’ equity	4,819.0

Total liabilities and shareholders’ equity	$17,303.6

Common Shares outstanding	200.2
Shares repurchased – October	16.9
Average cost per share	$88.00
Book value per share	$24.07
Return on average shareholders’ equity	29.9%
Net unrealized pre-tax gains on investments	$590.3
Debt to total capital ratio	21.1%

1 Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $258.4 million.

2 Amounts include net unsettled security acquisitions of $167.1 million.

Monthly Commentary

•	Growth continued to slow in the Company’s Personal Lines businesses. Eight markets had year-to-date net premiums written growth of 20% or greater; these markets represented 14% of the total Personal Lines premiums. Nineteen states (44% of total Personal Lines) grew less than 10%.

•	The Commercial Auto business growth is also slowing and slightly overstated in October reflecting the reduction in the inventory of unprocessed applications.

•	The Company continued to experience strong profitability. Three markets in which the Company writes Personal Lines business were unprofitable for the month; two of the three markets were unfavorably impacted by catastrophic-related loss development. For the year-to-date period, all Personal Lines markets were profitable.

•	The Company continues to respond to the catastrophic, weather-related claims. During October, the majority of the hurricane-related loss development related to the Company’s special lines business (primarily boats and recreation vehicles). To date, 96% of the approximately 21,000 reported claims have been paid.

•	On October 22, the Company repurchased 16.9 million of its Common Shares, $1.00 par value, at a purchase price of $88 per share, for a total cost of $1.5 billion, pursuant to a modified “Dutch auction” tender offer that commenced in September. The tender offer, which reduced the Company’s outstanding shares by approximately 7.8% to 200.2 million, did not reduce the number of shares available for repurchase pursuant to the April 2003 Board resolution, which currently stands at 10,188,101 shares.

•	The pretax recurring book yield of the investment portfolio was 3.5% for the month and 3.8% year-to-date.

•	At October month-end, the net unrealized gains in the investment portfolio were $590.3 million, a decrease of $53.1 million from year-end 2003. In the fixed-income portfolio, the duration was 2.9 years and the weighted average credit quality remained AA+.

The Progressive group of insurance companies ranks third in the nation for auto insurance based on premiums written. The companies that offer insurance directly (by phone at 1-800-PROGRESSIVE and online at progressive.com) market their products and services through the Progressive Direct brand, while the companies that offer insurance through more than 30,000 independent agencies in the U.S. market their products and services through the Drive Insurance from Progressive brand. The Common Shares of The Progressive Corporation, the holding company, are publicly traded at NYSE:PGR. More information can be found at progressive.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; the Company’s ability to maintain the uninterrupted operation of its facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.